EXHIBIT 99.2

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Chief Financial Officer
                                                                                                                                (818) 949-5300 ext. 5728

SPORT CHALET REPORTS FIRST QUARTER FISCAL 2011 RESULTS

Los Angeles, California – (August 2, 2010) – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced financial results for its first quarter ended June 27, 2010.

First Quarter Results
Sales increased 0.4% to $79.7 million for the first quarter of fiscal 2011 from $79.4 million for the first quarter of fiscal 2010.  The increase is primarily due to improvements in the Team Sales and Ecommerce Divisions partially offset by a slight decrease in comparable store sales of 0.2%, a result of continuing macroeconomic weakness in the Company’s markets which provided no catalyst for improved sales.

Gross profit as a percent of sales increased to 28.3% compared to 26.4% for the first quarter of last year.  The increase was primarily a result of decreased rent expense from successful landlord negotiations as well as improved merchandise margins from better inventory management.  Selling, general and administrative expenses (“SG&A”) as a percent of sales increased to 26.5% from 25.1% in the same period last year, primarily due to increases in workers compensation expense, labor costs, payroll taxes and advertising.  Depreciation declined as a percent of sales to 3.3% from 4.4% primarily due to impairment charges incurred in the previous two fiscal years as well as lower capital expenditures.

As a result of increased gross profit and reduced depreciation, partially offset by increased SG&A expenses, net loss for the quarter ended June 27, 2010 was reduced to $1.9 million, or $0.14 per diluted share, compared to a net loss of $3.0 million, or $0.21 per diluted share, for the quarter ended June 28, 2009.

Craig Levra, Chairman and CEO, concluded, “We continue to improve the efficiency of our business, while leveraging the factors that differentiate Sport Chalet in specialty retail.  The trade areas in which our stores are located continue to suffer the most from the economic downturn; every indicator suggests that California, Arizona, and Nevada, where 98% of our stores are located, will continue to be the hardest hit.  That being said, we believe that our business has stabilized and will continue to deliver positive EBITDA and positive cash flow.  The stability of our comparable store sales attests to our efforts to align our operations with the current economic realities of our markets.”

“Our focus now is to profitably grow top-line sales, and many initiatives we began 24 months ago are now beginning to positively impact our sales, including Action Pass, with well over 1.1 million members, our new website at sportchalet.com, which provides a fully integrated online/offline shopping experience for customers, our growth in Specialty Services, as many customers want to try before they buy, and our P-59 skate shop initiative.  Our Team Sales Division continues to deliver improved results, even as the state budget crisis in California, Arizona, and Nevada impacts school spending on athletics.”

Bank Loan Covenant Compliance
The Company continues to exceed the requirements of its bank loan agreement.  For the trailing 12 months ended June 27, 2010, the Company achieved earnings before interest, taxes and depreciation (“EBITDA”) of $9.94 million compared to the minimum requirement of $5.35 million EBITDA contained in the Company’s current bank loan agreement.  The bank requirement measures cumulative EBITDA on a trailing 12-month basis each month; accordingly, the $4.59 million achieved above the minimum EBITDA requirement can be used to offset any future shortfalls.

Non-GAAP Financial Measure
In addition to reporting the Company’s financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides information regarding EBITDA.  This measure is considered non-GAAP and is not preferable to GAAP financial information.  EBITDA, as defined in the Company’s current bank loan agreement is a non-GAAP measure of liquidity and is included in this release to provide information concerning the Company’s performance relative to benchmarks contained in the bank loan agreement.  For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of non-GAAP results of operations measure to the nearest comparable GAAP measure,” included at the end of this release.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading full service specialty retailer with stores in California, Nevada, Arizona and Utah, on-line at sportchalet.com, as well as a Team Sales Division.  The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 55 locations.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, such as our belief that our business has stabilized and will continue to deliver positive EBITDA and positive cash flow, involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the negative effect of the economic downturn on the Company’s sales, limitations on borrowing under the Company’s bank credit facility, the Company’s ability to reduce an adequate amount of operating expenses and control costs, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

Sport Chalet, Inc.

Consolidated Statements of Operations

	13 weeks ended
	June 27, 2010	June 28, 2009
	(in thousands, except share amounts)
Net sales	$79,687	$79,403
Cost of goods sold, buying and occupancy costs	57,147	58,413
Gross profit	22,540	20,990

Selling, general and administrative expenses	21,152	19,937
Depreciation and amortization	2,639	3,456
Loss from operations	(1,251)	(2,403)

Interest expense	692	581
Loss before taxes	(1,943)	(2,984)

Income tax (benefit) provision	-	-
Net loss	$(1,943)	$(2,984)

Loss per share:
Basic and diluted	$(0.14)	$(0.21)

Weighted average number of common shares outstanding:
Basic and diluted	14,187	14,123

Sport Chalet, Inc.

Consolidated Balance Sheets

	June 27,	March 28,
	2010	2010
	(Unaudited)
Assets	(in thousands, except share amounts)
Current assets:
Cash and cash equivalents	$2,622	$2,906
Accounts receivable, net	2,923	2,403
Merchandise inventories	99,396	97,280
Prepaid expenses and other current assets	950	1,235
Income tax receivable	2	12
Total current assets	105,893	103,836

Fixed assets, net	32,457	34,873
Total assets	$138,350	$138,709

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$25,235	$24,998
Loan payable to bank	50,413	45,290
Salaries and wages payable	2,844	3,972
Other accrued expenses	13,421	15,909
Total current liabilities	91,913	90,169

Deferred rent	23,735	24,056
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares - 2,000,000 Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value: Authorized shares - 46,000,000 Issued and outstanding shares – 12,413,490 at June 27, 2010 and 12,412,490 at March 28, 2010	124	124
Class B Common Stock, $.01 par value: Authorized shares - 2,000,000 Issued and outstanding shares – 1,775,821 at June 27, 2010 and 1,770,821 at March 28, 2010	18	18
Additional paid-in capital	35,291	35,130
Accumulated deficit	(12,731)	(10,788)
Total stockholders’ equity	22,702	24,484
Total liabilities and stockholders’ equity	$138,350	$138,709

Sport Chalet, Inc.

Consolidated Statements of Cash Flows

	13 weeks ended
	June 27, 2010	June 28, 2009
	(in thousands)
Operating activities
Net loss	$(1,943)	$(2,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,639	3,456
Share-based compensation	239	91
Changes in operating assets and liabilities:
Accounts receivable	(520)	(1,290)
Merchandise inventories	(2,116)	(11,273)
Prepaid expenses and other current assets	285	972
Income tax receivable	10	1,001
Accounts payable	237	2,327
Salaries and wages payable	(1,128)	(1,431)
Other accrued expenses	(2,488)	(4,015)
Deferred rent	(321)	(387)
Net cash used in operating activities	(5,106)	(13,533)

Investing activities
Purchase of fixed assets	(223)	(208)
Net cash used in investing activities	(223)	(208)

Financing activities
Proceeds from bank borrowing	89,337	99,405
Repayments of bank borrowing	(84,214)	(88,756)
Checks drawn in excess of cash balances	-	3,092
Proceeds from exercise of stock options	11	-
Cash settlement of vested options	(89)	-
Net cash provided by financing activities	5,045	13,741

(Decrease) increase in cash and cash equivalents	(284)	-
Cash and cash equivalents at beginning of period	2,906	290
Cash and cash equivalents at end of period	$2,622	$290

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$649	$598

Reconciliation of non-GAAP results of operations measure to the nearest comparable GAAP measure

EBITDA is a non-GAAP measure of liquidity and is primarily included in this release to provide information concerning the Company’s performance relative to benchmarks contained in the bank loan agreement.  EBITDA, as defined in the Company’s current bank agreement as (loss) income before (benefit) provision for income taxes, interest expense, depreciation and amortization, certain non-cash charges as well as share-based compensation expense. Management also believes EBITDA is useful because it is frequently used by analysts and investors in evaluating companies. In addition, management uses EBITDA, along with other GAAP measures, in evaluating operating performance compared to that of other companies because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and the accounting effects of capital spending.  When analyzing operating performance, investors should use EBITDA in addition to, and not as an alternative for, income (loss) from operations and net income (loss), each as determined in accordance with GAAP.  Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

EBITDA, as defined in the Company’s current bank loan agreement, to net loss as presented in the Company’s consolidated statements of operations.

	52 weeks ended
	June 27, 2010	June 28, 2009
	(in thousands)
Net loss	$(7,233)	$(50,705)
Income tax (benefit) provision	(9,139)	8,826
Interest expense	2,873	2,119
Depreciation and amortization	11,827	14,088
Share-based compensation	678	373
Non-cash impairment charge	10,935	10,730
EBITDA	$9,941	$(14,569)